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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 10, 1999, March 31, 1999 and May 10, 1999, relating to the financial statements of Kinder Morgan Energy Partners, L.P., Kinder Morgan, Inc. and Enron Liquids Pipeline Company, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Houston, Texas
June 17, 1999